Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of March 21, 2011, by and between Phoenix Acquisition Company II, L.L.C., a limited liability company organized and existing under the laws of Delaware (the “Seller”), and Saints Capital VI, L.P., a limited partnership organized and existing under the laws of Delaware (the “Purchaser”).

WHEREAS, pursuant to Section 6.3 of that certain Registration Rights Agreement, dated February 4, 2011, by and between Merisel, Inc., a Delaware corporation (the “Company”) and the Seller, a copy of which is attached hereto as Appendix A (the “Original Agreement”), the Seller may assign and transfer its rights and obligations, respectively, under the Original Agreement to any transferee of the Registrable Securities (as such term is defined in the Original Agreement) who acquires the Registrable Securities;

WHEREAS, pursuant to a stock purchase agreement, dated February 18, 2011, by and between the Seller and the Purchaser (the “Stock Purchase Agreement”), the Seller sold and transferred to the Purchaser, and the Purchaser purchased and accepted from the Seller, the Registrable Securities;

WHEREAS, the Seller wishes to assign and transfer, and the Purchaser wishes to accept and assume, all of the Seller’s rights and obligations, respectively, under the Original Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

SECTION 1.01.  Definitions.  Defined terms used herein and not otherwise defined shall have the meanings set forth in the Original Agreement, as amended.

SECTION 1.02.  Assignment.  The Seller hereby assigns and transfers to the Purchaser, and the Purchaser hereby accepts and assumes, all of the Seller’s rights and obligations, respectively, under the Original Agreement.

SECTION 1.03.  Further Assurance.  After the date hereof, the Seller and the Purchaser shall each take such further actions and execute and deliver such further documents as may reasonably be necessary, if any, to give effect to the purposes of and the transfer provided for in this Agreement.

SECTION 1.04.  Amendments.  No amendments or modifications of this Agreement shall be effective unless in writing and signed by each of the parties hereto.

SECTION 1.05.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 1.06.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 1.07.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE MATTERS OR TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PHOENIX ACQUISITION COMPANY II, L.L.C.

by:	Stonington Capital Appreciation 1994 Fund, L.P. as a member,

	by:	Stonington Partners, L.P., its general partner

	by:	Stonington Partners, Inc. II, its general partner

By:	/s/ Bradley Hoecker
Name: Bradley Hoecker
Title: Director and Partner

SAINTS CAPITAL VI, L.P.

by:	Saints Capital VI, LLC, its General Partner

By:	/s/ Ken Sawyer
Name: Ken Sawyer
Title: Managing Member

APPENDIX A

Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2011.